Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-57578) of Republic First Bancorp, Inc. of our reports dated March 14, 2006, relating to the consolidated financial statements, and the effectiveness of Republic First Bancorp, Inc.'s internal control over financial reporting, which is included in this Annual Report on Form 10-K.

/s/ Beard Miller Company LLP
Reading, Pennsylvania
March 14, 2005

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